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                                    EXHIBIT 24.1

                             CORNERSTONE NATURAL GAS, INC.

                                  POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in their capacity as a director or officer, or both, of Cornerstone Natural Gas, Inc. ("Cornerstone") constitutes and appoints Kelly Jameson to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 for the registration under the Securities Act of 1933, as amended, of Common Stock of Cornerstone issuable under the Cornerstone 1993 Long Term Incentive Plan, and any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and all documents or instruments necessary or incidental in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.

   IN WITNESS WHEREOF, the undersigned have executed this instrument, as of the dates indicated.


NAME                        TITLE                           DATE
- ----                        -----                           ----

/S/ RAY C. DAVIS
- -------------------------   Chairman of the Board           August 15, 1995
Ray C. Davis                and Chief Executive Officer


/S/ KELCY L. WARREN
- -------------------------   President and Chief Operating   August 15, 1995
Kelcy L. Warren             Officer and Director


/S/ ROBERT L. CAVNAR        Senior Vice President,          August 15, 1995
- -------------------------   Chief Financial Officer and
Robert L. Cavnar            Treasurer (Principal Financial
                            Officer)


/S/ RICHARD W. PIACENTI     Vice President and Controller   August 15, 1995
- ------------------------    (Principal Accounting Officer)
Richard W. Piacenti


/S/ RICHARD D. BRANNON
- ------------------------    Director                        August 15, 1995
Richard D. Brannon


/S/ JAMES W. BRYANT
- ------------------------    Director                        August 24, 1995
James W. Bryant

/S/ TED COLLINS, JR.
- ------------------------    Director                        August 15, 1995
Ted Collins, Jr.


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

NAME                        TITLE                           DATE
- ----                        -----                           ----

/S/ BEN H. COOK
- ------------------------    Director                        August 15, 1995
Ben H. Cook


/S/ SCOTT G. HEAPE
- ------------------------    Director                        August 15, 1995
Scott G. Heape


/S/ DAVID S. HUNT
- ------------------------    Director                        August 15, 1995
David S. Hunt


/S/ WILLIAM J. MURRAY
- ------------------------    Director                        August 15, 1995
William J. Murray


/S/ C. ROBERT SLEDGE
- ------------------------    Director                        August 15, 1995
C. Robert Sledge

